UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 5, 2006
TRANSCONTINENTAL GAS PIPE LINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-07584	74-1079400
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2800 Post Oak Boulevard
Houston, Texas		77056
(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (713) 215-2000
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     On April 5, 2006, Transcontinental Gas Pipe Line Corporation (the “Company”) announced that it is offering an expected $175 million aggregate principal amount of senior notes due 2016 to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933. The net proceeds from the offering of the senior notes are expected to be used for general corporate purposes, including the funding of capital expenditures. A copy of the Company’s press release announcing the same is attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Exhibits.
Exhibits. The following are filed as Exhibits to this Report.
99.1 Press release dated April 5, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE CORPORATION

By:	/s/ Brian K. Shore

Name:	Brian K. Shore
Title:	Corporate Secretary
Dated: April 5, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 5, 2006

4